EXHIBIT 99.2
FOR IMMEDIATE RELEASE
CONTACTS:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com
KIMPTON SIGNS WITH LODGENET FOR sigNETure TV® SOLUTION
Company Also Announces Healthcare Progress, Comments on Hurricane Katrina Impact
And Updates Guidance During Bank of America Investment Conference
          SAN FRANCISCO CA, September 19, 2005 — LodgeNet Entertainment Corporation (NASDAQ: LNET), the world’s largest provider of interactive television and broadband solutions to hotels, today related some of its latest developments including the extension of the company’s relationship with San Francisco-based Kimpton Hotels. LodgeNet also commented on its progress in the healthcare sector and the impact of Hurricane Katrina on company operations and its third quarter outlook.
          Presenting at the Bank of America 35th Annual Investment Conference, LodgeNet President & CEO Scott C. Petersen announced that LodgeNet has extended its relationship with the Kimpton Hotel Group through 2012. The agreement will include installation of the Company’s custom tailored sigNETure TV® marketing and entertainment systems to more than 6,000 Kimpton hotel rooms. The renewal agreement also includes development of a customized interface designed specifically for Kimpton properties.
          Petersen explained that a LodgeNet sigNETureSM strategy team is working with Kimpton to tailor an interactive TV platform that takes full advantage of the capabilities of the sigNETure TV system. “We are helping Kimpton design an interactive TV network that reinforces its market positioning and delivers a uniformly superior guest experience, while at the same time reflecting the unique attributes that make each Kimpton property distinctive in its own right,” said Petersen. “This latest phase of our long relationship with Kimpton will advance our platform well beyond previous boundaries in terms of the interactive TV interface, guest targeted content, and hotel marketing applications.”
          Through the Kimpton sigNETureSM Solution currently in development, Kimpton guests will be able to enjoy on-demand videos aligned with Kimpton’s “lifestyle” emphasis. Presently, guests at Kimpton’s 70 Park Ave Hotel in New York City can also enjoy high-definition in-room entertainment through LodgeNet’s sigNETure HDTVSM system.
          In an update on LodgeNet’s healthcare initiative, Petersen announced that two additional hospitals have recently purchased the Company’s Horizon PatientVision Solution, jointly developed with McKesson Corporation. Overlook Hospital in Summit, New Jersey is currently being installed as a showcase of the Horizon PatientVision complete solution on a new bedside touch screen device which can be used by caregivers and patients. St. Luke’s East Lee’s Summit in Kansas City, Missouri will be installed this Fall with the system, which allows patients to interactively access hospital information, prescribed patient education services and on-demand entertainment, including movies, music and games, all through their patient room televisions. Overlook Hospital is a member of the Atlantic Health System and St. Luke’s East Lee’s Summit is part of St. Luke’s Health system.

LNET-BOFA	September 19, 2005	2

          Regarding the impact of Hurricane Katrina, Petersen said that service to approximately 25,000 LodgeNet served hotel rooms had been affected in Louisiana, Mississippi, Alabama and Florida. LodgeNet is in contact with its hotel customers as to the ongoing status of these hotels and is prepared to restore service to these properties when and if they are reopened. The Company anticipates that most, if not all, of the property and related damages, including lost business income, in excess of deductibles will be covered by insurance. However, the Company is still evaluating the nature and extent of the damages to its equipment and property as well as the impact of evacuees and relief workers on the revenue generated in area properties.
          Due in part to the impact of Hurricane Katrina and given actual results from July and August, Petersen said the Company is adjusting its guidance for revenue, operating income and operating income exclusive of depreciation and amortization for the third quarter of 2005, but is reaffirming its net income guidance. LodgeNet expects to report revenue in a range from $73.5 million to $74.5 million and operating income from $7.0 million to $8.0 million. Operating income exclusive of depreciation and amortization is expected to be $24.0 million to $25.0 million. The Company continues to expect net income from $0.0 million to $1.0 million or earnings per share of $0.0 to $0.06.
About LodgeNet
           LodgeNet Entertainment Corporation (www.lodgenet.com) is the world’s largest provider of interactive television and broadband solutions to hotels, including resort and casino hotels, throughout the United States and Canada as well as select international markets. These services include on-demand movies, music and music videos, on-demand videogames, Internet on television, and television on-demand programming, as well as high-speed Internet access, all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive guest pay rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that approximately 275 million travelers annually have access to LodgeNet’s interactive television systems. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as “expect”, “anticipate”, “estimate”, “believe”, “no assurance”, “intend”, “should”, “could”, “may”, “plan”, “project”, “predict”, and similar expressions and statements which are made in the future tense, or which refer to future events or developments, are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors: general economic and business conditions, and trends in the lodging and entertainment industries in particular; changes in hotel occupancy rates, business and leisure travel rates and the “buy rate” of our customers; our ability to access popular content on terms that are acceptable to us; timely availability of content; changes to the competition, including the ability of our competitors to deliver on demand entertainment or competitive services through the Internet or cable; the impact of changes in regulation which may limit our ability to provide content we currently provide; the occurrence of one or more future terrorist attacks, wars, public health concerns or other crises; availability of key components and services necessary for the manufacture and assembly of our interactive systems; uncertainties in our strategies or efforts to improve operating results by increasing revenue and decreasing costs; availability of capital on terms that are acceptable to us and sufficient to execute our business plan, including expanding the installation of our digital system in our customers’ guest rooms, and to adapt to technological changes in our industry; changes in customer relationships with hotel chains and their franchisees, including our ability to obtain new customers and to retain existing customers; the results of our product development difficulties and delays of new technologies and enhancement of existing technologies. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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